Exhibit 10.2

JOINDER TO

INSIDER LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

August 28, 2025

Reference is made to that certain Sponsor Securities Purchase Agreement, dated as of August 12, 2025 (the “Agreement”), by and among Arrington XRP Capital Fund, LP (the “Acquiror”), Armada Acquisition Corp. II (the “Company”) and Armada Sponsor II LLC (the “Sponsor”), pursuant to which the Acquiror acquired certain securities of the Company from the Sponsor (the “Acquired Securities”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Acquiror agrees, as of the date first set forth above, that Acquiror (i) shall become a party to that certain Insider Letter Agreement, dated May 20, 2025, by and among the Company, the Sponsor and the other persons party thereto (as it exists on the date of the Agreement, the “Insider Letter”) and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such sections of the Insider Letter as an “Insider” (as defined therein); provided, however, that transfers of the Acquired Securities are permitted to the extent allowed under Section 7(c) of the Insider Letter; and (ii) shall become a party to that certain Registration Rights Agreement, dated May 20, 2025, by and among the Company, the Sponsor and the other persons party thereto (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” (as defined therein) and shall be entitled to the rights of a Holder thereunder, with the Acquired Securities (together with any other equity security of the Company issued or issuable with respect thereto by way of share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) constituting “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Insider Letter (to the extent applicable to Acquiror) and the Registration Rights Agreement is between the Company and Acquiror, solely, and not between and among Acquiror and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts (including by .pdf or other electronic transmission), all of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first written above.

ARRINGTON XRP CAPITAL FUND, LP

By:	/s/ J. Michael Arrington
Name:	J. Michael Arrington
Title:	Chief Executive Officer

Agreed and Accepted as of

August 28, 2025:

ARMADA ACQUISITION CORP. II

By:	/s/ Stephen Herbert

Name:	Stephen P. Herbert

Title:	Chief Executive Officer

(Signature Page to Joinder to Insider Letter and Registration Rights Agreement)